Exhibit 99.1

Company Contact — Jim Dorsey
BioClinica, Inc.
267-757-3040

Investor Contact — Linda Decker
Financial Media — Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700

Trade Media Contact — Brian Gawron
Diccicco Battista Communications
215-957-0300

FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
— Conference Call Today, November 4, 2009 at 11:00 A.M. EST --
NEWTOWN, PA, November 4, 2009 — BioClinica™, Inc. (NASDAQ: BIOC), a global provider of clinical trial services, today announced its financial results for the quarter and nine months ended September 30, 2009. The operating results of Phoenix Data Systems (“PDS”) are included in the financial results following the acquisition of PDS that was completed March 24, 2008. The CapMed division, which was sold on January 6, 2009, was reclassified as a discontinued operation for all periods presented.
We are commencing the presentation of certain non-GAAP financial information that we believe is useful in assessing our core operating performance, evaluating our ongoing business operations and comparing our results of operations on a consistent basis from period to period. We are providing information for 2009 and 2008 non-GAAP income from continuing operations before interest and taxes, non-GAAP income from continuing operations net of taxes, and non-GAAP diluted earnings per share. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. See further discussion and information in “non-GAAP financial information” paragraph and “GAAP to non-GAAP Reconciliation” table below.
Financial highlights for the quarter ended September 30, 2009 include:
•	Service revenues were $14.1 million as compared with $15.1 million for the same period 2008.

•	GAAP income from continuing operations before interest and taxes was $1.2 million as compared with $2.3 million for the same period 2008.

•	GAAP income from continuing operations, net of taxes was $674,000, or $0.05 per fully diluted share as compared with $1.5 million, or $0.10 per fully diluted share, for the same period 2008.

•	Non-GAAP income from continuing operations before interest and taxes was $2.0 million as compared with $2.7 for the same period 2008.

•	Non-GAAP income from continuing operations, net of taxes was $1.2 million or $0.08 per fully diluted share, as compared with $1.8 million, or $0.12 per fully diluted share, for the same period 2008.

•	Backlog was $96.5 million as of September 30, 2009 as compared with $94.1 million at June 30, 2009 and compared with $101.7 million as of September 30, 2008.
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Financial highlights for the nine months ended September 30, 2009 include:
•	Service revenues were $42.5 million as compared with $41.2 million for the same period 2008.

•	GAAP income from continuing operations before interest and taxes was $3.1 million as compared with $6.2 million for the same period 2008.

•	GAAP income from continuing operations net of taxes was $2.0 million, or $0.13 per fully diluted share, as compared with $4.1 million, or $0.29 per fully diluted share, for the same period 2008.

•	Non-GAAP income from continuing operations before interest and taxes was $5.1 million as compared with $7.1 million for the same period 2008.

•	Non-GAAP income from continuing operations, net of taxes was $3.2 million or $0.21 per fully diluted share, as compared with $4.7 million, or $0.33 per fully diluted share, for the same period 2008.
The Company is reiterating its full year 2009 service revenues guidance of $57-$60 million and its full year 2009 GAAP EPS guidance of $0.18 to $0.21 per share, and issuing non-GAAP EPS guidance of $0.27 to $0.30 per share.
Mark L. Weinstein, President and Chief Executive Officer of BioClinica said, “The third quarter was very positive and busy on multiple fronts. Our operating results were in line with our expectations and we completed the acquisitions of Tourtellotte Solutions, Inc. (“Tourtellotte”) and CardioNow, a unit of Agfa Healthcare (“CardioNow”). The integration of both acquisitions is on schedule and we believe both Tourtellotte and CardioNow will be accretive in 2010. We continue to see a pickup in proposal activity and the sequential quarter over quarter increase in backlog indicates a strengthening of the overall clinical trial services market.”
“The CardioNow solutions provide core labs, investigator sites, and medical device and pharmaceutical companies with an established and proven web-based system for the secure, regulatory compliant transmission and analysis of medical images that are integral components of clinical trials. CardioNow fits perfectly into BioClinica’s strategy of adding components that both complement our current products and services and help to create a more efficient clinical trial process”, Mr. Weinstein added.
Mr. Weinstein continued, “With the addition of the Tourtellotte team we have a tremendous set of resources and products. Tourtellotte pioneered the first major parameter-driven interactive voice response (IVR) and the world’s first interactive web response (IWR) for a top five global pharmaceutical company. The software they designed, developed and continue to support is currently being used in over 150 active clinical trials and has been used in over 300 trials since its inception. As a part of BioClinica, Ed Tourtellotte and his expanded team are currently developing a state of the art next-generation interactive voice/interactive web response system (IXR) that redefines how interactive response technology can function in the biopharmaceutical industry. It is parameter-driven, built specifically for the web, and is able to support rapid, flexible customization that gives sponsors greater control over cost and data than traditional IVR. In addition to the new IXR product we are actively marketing Tourtellotte’s tcVisualize product, which is a software solution that allows biopharmaceutical companies to simulate and optimize the clinical supply chain. Using tcVisualize, study managers can develop the perfect clinical supply plan resulting in a rapid return on investment by reducing product waste, trial delays, and lost patient enrollment due to product stockouts. tcVisualize is currently being used by four of the top ten global pharmaceutical companies.”
“Our strong balance sheet supports our ability to grow our company both organically and through acquisitions. Acquisitions continue to be an important part of our growth strategy and we intend to seek acquisitions that are complementary to our current suite of products and services while helping to create a more efficient clinical trial process,” Mr. Weinstein said.
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Mr. Weinstein concluded, “I am very pleased with our operational performance and our enhanced opportunities due to our recent acquisitions. I believe our vision of offering “best in class” integrated solutions to pharmaceutical, biotechnology and medical device companies to improve the overall efficiency of the drug development process is completely in line with what our clients are looking for and, therefore, will lead to ongoing successes in the future.”
Conference Call Information
Management of BioClinica, Inc. will host a conference call today at 11 a.m. EST. Those who wish to participate in the conference call may telephone 888-335-6674 from the U.S.; international callers may telephone 973-321-1100, approximately 15 minutes before the call. The conference ID# for both numbers is 36541392. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 800-642-1687 from the U.S. or 706-645-9291 for international callers, conference ID# 36541392. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.
Non-GAAP Financial Information
BioClinica is providing information on 2009 and 2008 non-GAAP income from continuing operations before interest and taxes, non-GAAP income from continuing operations net of taxes and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial services. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, and clinical supply chain design and optimization solutions. BioClinica services maximize efficiency and manageability throughout all phases of the clinical trial process. With more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States and Europe. For more information, please visit www.bioclinica.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent form 10-Q.
- FINANCIAL TABLES TO FOLLOW -

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/09	09/30/08	09/30/09	09/30/08
Service revenues	14,146	15,093	42,542	41,225
Reimbursement revenues	4,227	3,048	9,964	10,198

Total revenues	$18,373	$18,141	$52,506	$51,423

Costs and expenses:
Cost of service revenues	8,937	8,513	26,606	23,451
Cost of reimbursement revenues	4,227	3,048	9,964	10,198
Sales & marketing expenses	1,617	2,120	5,939	5,817
General & admin. expenses	1,759	1,962	5,543	5,401
Amortization of intangible assets related to acquisitions	113	212	344	369
Restructuring charges	—	—	466	—
Merger & acquisition costs	560	—	560	—

Total cost and expenses	17,213	15,855	49,422	45,236

Income from continuing operations before interest and taxes	1,160	2,286	3,084	6,187
Interest income, net	4	97	31	348
Income tax provision	(490)	(856)	(1,126)	(2,409)

Income from continuing operations, net of taxes	674	1,527	1,989	4,126
Loss from discontinued operations, net of taxes	—	(451)	—	(1,165)

Net income	674	1,076	1.989	2,961

Basic earnings per share:
Income from continuing operations	$0.05	$0.11	$0.14	$0.30

Loss from discontinued operations	$—	$(0.03)	$—	$(0.08)

Net income	$0.05	$0.08	$0.14	$0.22

Weighted average number of shares — basic	14,367	14,334	14,346	13,554
Diluted earnings per share:
Income from continuing operations	$0.05	$0.10	$0.13	$0.29

Loss from discontinued operations	$—	$(0.03)	$—	$(0.09)

Net income	$0.05	$0.07	$0.13	$0.20

Weighted average number of shares — diluted	15,146	15,173	15,161	14,461
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BIOCLINICA, INC. AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation (1)
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/09	09/30/08	09/30/09	09/30/08
GAAP income from continuing operations before interest and taxes	1,160	2,286	3,084	6,187
Stock-based compensation*	202	201	599	538
Amortization of intangible assets related to acquisitions	113	212	344	369
Restructuring charges	—	—	466	—
Merger & acquisition costs	560	—	560	—

Non-GAAP income from continuing operations before interest and taxes	2,035	2,699	5,053	7,094

GAAP income from continuing operations, net of taxes	674	1,527	1,989	4,126
Stock-based compensation, net of taxes	128	129	380	344
Amortization of intangible assets related to acquisitions, net of taxes	72	136	218	236
Restructuring charges, net of taxes	—	—	295	—
Merger & acquisition cost, net of taxes	355	—	355	—

Non-GAAP income from continuing operations, net of taxes	1,229	1,792	3,237	4,706

GAAP diluted earnings per share:
Income from continuing operations	$0.05	$0.10	$0.13	$0.29

Non-GAAP diluted earnings per share:
Income from continuing operations	$0.08	$0.12	$0.21	$0.33

*Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	165	149	470	402
Sales and marketing expenses	18	28	65	72
General and admin. expenses	19	24	64	64

Total stock-based compensation	202	201	599	538

(1) This table presents a reconciliation of GAAP to non-GAAP income from continuing operations before interest and taxes, income from continuing operations net of taxes and diluted earnings per share for the three months and nine months ended September 30, 2009 and 2008. The non-GAAP information excludes the impact of stock- based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.
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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)
ASSETS

	September 30, 2009	December 31, 2008
Current assets:
Cash and cash equivalents	$13,060	$14,265
Accounts receivable, net	11,218	11,982
Prepaid expenses and other current assets	1,565	2,315
Assets held for sale	—	500
Deferred income taxes	3,802	3,084

Total current assets	29,645	32,146
Property & equipment net	7,681	7,022
Intangibles, net	2,114	2,058
Goodwill	33,296	27,391
Other assets	471	591

Total assets	$73,207	$69,208

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,630	$3,832
Accrued expenses and other current liabilities	6,319	5,236
Deferred revenue	13,701	15,106
Current maturities of capital lease obligations	22	54

Total current liabilities	22,672	24,228
Long-term capital lease obligations	53	65

Deferred income taxes	1,035	927
Other liabilities	2,151	576

Total liabilities	25,911	25,796

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	42,864	42,270
Contingent consideration	1,309	—
Retained earnings	3,069	1,080
Accumulated other comprehensive income	50	58

Total stockholders’ equity	47,296	43,412

Total liabilities & stockholders’ equity	$73,207	$69,208

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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows+
(In thousands)
(unaudited)

	For the Nine Months Ended
	09/30/09	09/30/08
Cash flows from operating activities:
Net income	1,989	2,959
Adjustments to reconcile net income to net cash provided by
Operating activities:
Depreciation and amortization	2,109	2,347
(Benefit) provision for deferred income taxes	(820)	240
Bad debt expense (recovery)	84	(29)
Stock based compensation expense	599	538
Loss from discontinued operations	—	1,165
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	1,573	(1,364)
Decrease in prepaid expenses and other current assets	748	68
Decrease in other assets	119	53
(Decrease) Increase in accounts payable	(1,204)	1,404
Increase in accrued expenses and other current liabilities	160	515
Decrease in deferred revenue	(1,407)	(1,133)
Decrease in other liabilities	(80)	(39)
Increase in net assets held for sale	—	506

Cash provided by continuing operations activities	$3,870	$7,230

Cash used by discontinued operations	$—	$(1,671)

Net cash provided by operating activities	$3,870	$5,559

Cash flows from investing activities:
Purchases of property and equipment	(2,435)	(2,120)
Net cash received for sale of assets of discontinued operations	500	—
Net cash paid for acquisitions	(3,144)	(8,129)

Net cash used in investing activities from continuing operations	$(5,079)	$(10,249)
Purchase of plant, property and equipment for discontinued operations	$—	$(240)

Net cash used in investing activities	$(5,079)	$(10,489)

Cash flows from financing activities:
Payments under equipment lease obligations	(43)	(135)
Excess tax benefit related to stock options	—	77
Proceeds from exercise of stock options	27	381

Net cash (used in) provided by financing activities from continuing operations	$(16)	$323

Effect of exchange rate changes on cash	20	55

Net decrease in cash and cash equivalents	(1,205)	(4,662)
Cash and cash equivalents at beginning of period	14,265	17,915

Cash and cash equivalents at end of period	$13,060	$13,253

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